UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 16, 2008


                            PEOPLE'S LIBERATION, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-16075                    86-0449546
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


               150 WEST JEFFERSON BOULEVARD, LOS ANGELES, CA 90007
                (Address of Principal Executive Offices/Zip Code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 16, 2008, we entered into an agreement (the "AGREEMENT") with Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively, "CHARLOTTE RUSSE"), pursuant to which our wholly-owned subsidiary, Versatile Entertainment, Inc. ("VE"), agreed to exclusively sell to Charlotte Russe, in the territory described below, PEOPLE'S LIBERATION(TM) branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for PEOPLE'S LIBERATION branded apparel and apparel accessories.

         Pursuant to the Agreement, we will continue to design, source, sample, fit and deliver an assortment of finished goods selected by Charlotte Russe in consultation with us, which merchandise we will sell to Charlotte Russe at wholesale prices. Charlotte Russe has the exclusive right to market, distribute, and sell PEOPLE'S LIBERATION branded merchandise purchased from us in North America and Central America through Charlotte Russe(TM) branded retail stores and related distribution channels, including outlet locations and direct-to-consumer sales. We will cease to sell PEOPLE'S LIBERATION branded merchandise in such territory to parties other than Charlotte Russe effective April 30, 2009.

         In consideration for the exclusive rights granted to Charlotte Russe under the Agreement, Charlotte Russe has agreed to purchase from us a minimum amount of PEOPLE'S LIBERATION branded merchandise during each contract year. The aggregate minimum purchase obligation for the period from inception of the Agreement through the end of its initial term on December 31, 2012 is $65 million. The amount of the minimum purchase obligation varies by contract year, and may be less than or greater than $65 million if the Agreement is terminated prior to expiration of the initial term or is renewed for one or more additional renewal periods.

         The initial term of the Agreement expires on December 31, 2012, and may be extended by Charlotte Russe for two additional one-year renewal periods. Charlotte Russe may elect to terminate the Agreement early by delivering written notice to us at any time between January 1, 2011 and June 30, 2011, in which event the Agreement shall terminate, at Charlotte Russe's election, on either
(i) July 1, 2011 with the payment to us of an early termination fee, or (ii) December 31, 2011.

         In addition to its minimum purchase obligations, if Charlotte Russe elects to renew the Agreement beyond the initial term, then commencing January 1, 2013, Charlotte Russe will pay us a royalty equal to a percentage of the amount by which actual wholesale sales of merchandise for a contract year exceed the minimum purchase obligation for such contract year.

         A copy of a press release issued jointly by us and Charlotte Russe in connection with this transaction is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.


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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

         The following exhibit is filed herewith:

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------

         99.1     Press release dated December 18, 2008.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PEOPLE'S LIBERATION, INC.



Date: December 18, 2008          By: /s/ Darryn Barber
                                     -------------------------------------
                                     Darryn Barber
                                     Chief Financial Officer and President


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 99.1             Press release dated December 18, 2008.


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